Exhibit 99.8
Assignment of Rights dated March 1, 2000 between LSOF Greenbriar and Greenbriar


                              ASSIGNMENT OF RIGHTS

This Assignment of Rights (this "Assignment") is dated as of March 1, 2000 between LSOF Greenbriar, L.L.C., a Delaware limited liability company ("LSOF Greenbriar"), and LSOF Pooled Equity, L.P., a Delaware limited partnership ("Pooled Equity").

WHEREAS, LSOF Greenbriar and Greenbriar Corporation, a Nevada corporation ("Greenbriar") entered into two separate letter agreements on January 31, 2000 and February 4, 2000 (collectively, the "Letter Agreements") regarding the redemption by Greenbriar of its Series F Senior Convertible Preferred Stock and Series G Senior Non-Voting Convertible Preferred Stock (collectively, the "Preferred Stock");

WHEREAS, LSOF Greenbriar assigned its ownership in the Preferred Stock to Pooled Equity; and

WHEREAS, due to Pooled Equity's ownership of the Preferred Stock, LSOF Greenbriar intends to assign all of its right, title and interests in the Letter Agreements to Pooled Equity.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, effective as of the date hereof LSOF Greenbriar hereby assigns all of its right, title and interest in and to the Letter Agreements to Pooled Equity. Furthermore, all references in the Letter Agreements to LSOF Greenbriar shall be deemed references to Pooled Equity.

                  [Remainder of Page Intentionally Left Blank]



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IN WITNESS WHEREOF, the undersigned has caused this assignment to be executed on the date first written above.


                           LSOF GREENBRIAR, L.L.C.

                           By: Lone Star Opportunity Fund, L.P.,
                               its Managing Member

                               By: Lone Star Partner, L.P.
                                   its General Partner

                                   By: Lone Star Management Co., Ltd.,
                                       its General Partner


                                       By: /s/ Benjamin D. Velvin, III
                                           ---------------------------
                                           Benjamin D. Velvin, III
                                           Vice President
CONSENTED AND AGREED TO:

LSOF POOLED EQUITY, L.P.

By: LSOF GenPar, Inc., its
    General Partner

    By: /s/ Benjamin D. Velvin, III
        ---------------------------
        Benjamin D. Velvin, III
        Vice President